Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Tax-Advantaged Total Return Strategy Fund
811-21471

A special meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014 for the above-referenced fund. At this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.


The results of the shareholder votes
are as follows:

<c> Common shares

To approve a new investment
management agreement between
the Fund and Nuveen Fund
Advisors, LLC.


   For
           6,665,649
   Against
              238,792
   Abstain
              284,372
   Broker Non-Votes
           1,921,381
      Total
           9,110,194


To approve a new sub-advisory
agreement between Nuveen
Fund Advisors and the Funds
sub-advisor(s) as follows:


b. Nuveen Fund Advisors and
NWQ Investment Management
Company, LLC.

   For
           6,639,390
   Against
              250,633
   Abstain
              298,789
   Broker Non-Votes
           1,921,382
      Total
           9,110,194


d. Nuveen Fund Advisors and
Symphony Asset Management LLC.

   For
           6,623,770
   Against
              258,130
   Abstain
              306,912
   Broker Non-Votes
           1,921,382
      Total
           9,110,194

Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission Type DEF 14A, accession number 0001193125-14-242583, on June 19, 2014.